SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 29, 2003

Merrill Lynch & Co., Inc.

(Exact name of Registrant as specified in its charter)

Delaware	1-7182	13-2740599

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 World Financial Center, New York, New York 10080

(Address of principal executive offices)    (Zip Code)

Registrant’s telephone number, including area code:  (212) 449-1000

(Former name or former address, if changed since last report.)

Item 5.    Other Events

Exhibits are filed herewith in connection with the Registration Statements on Form S-3 (File Nos. 333-97937 and 333-105098) filed by Merrill Lynch & Co., Inc. (“ML&Co.”) with the Securities and Exchange Commission covering Senior Debt Securities issuable under the Warrant Agreement dated as of August 29, 2003 between ML&Co. and JPMorgan Chase Bank as Warrant Agent (the “Warrant Agreement”). ML&Co. will issue 614,000 Interest Rate Call Warrants Linked to the Ten Year Constant Maturity U.S. Treasury Yield Expiring August 29, 2005, under the Warrant Agreement. The exhibits consist of the form of the Warrant Agreement (including a form of Warrant) and an opinion of counsel relating thereto.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits

EXHIBITS

(4)	Instruments defining the rights of security holders, including indentures.

Form of Warrant Agreement dated as of August 29, 2003, including a form of the Warrant.

(5) & (23)	Opinion re: legality; consent of counsel.

Opinion of Sidley Austin Brown & Wood LLP relating to the Interest Rate Call Warrants Linked to the Ten Year Constant Maturity U.S. Treasury Yield Expiring August 29, 2005 (including consent for inclusion of such opinion in this report and in Merrill Lynch & Co., Inc.’s Registration Statements relating to such Warrants).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

MERRILL LYNCH & CO., INC. (Registrant)

By:	/S/ RUSSELL L. STEIN
Russell L. Stein Treasurer

Date:  August 29, 2003

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SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

MERRILL LYNCH & CO., INC.

EXHIBITS TO CURRENT REPORT ON

FORM 8-K DATED AUGUST 29, 2003

Commission File Number 1-7182

Exhibit Index

Exhibit No.	Description	Page

(4)	Instruments defining the rights of security holders, including indentures.

Form of Warrant Agreement dated as of August 29, 2003, including a form of the Warrant.

(5) & (23)	Opinion re: legality; consent of counsel.

Opinion of Sidley Austin Brown & Wood LLP relating to the Interest Rate Call Warrants Linked to the Ten Year Constant Maturity U.S. Treasury Yield Expiring August 29, 2005 (including consent for inclusion of such opinion in this report and in Merrill Lynch & Co., Inc.’s Registration Statements relating to such Warrants).